Exhibit 10.1

Baker Hughes, a GE company
Non-Employee Director Deferral Plan

Section 1. General.

(a)       Purpose. The purpose of the Non-Employee Director Deferral Plan (the “Plan”) is to attract and retain the services of experienced Directors by providing them with opportunities to defer income taxes on their compensation and encouraging them to acquire additional Shares, thereby furthering the best interests of Baker Hughes, a GE company (together with its successors, the “Company”) and its stockholders.

(b)       LTIP. The Plan does not authorize or contemplate any additional Shares beyond the Shares authorized under the Baker Hughes, a GE company 2017 Long-Term Incentive Plan (the “LTIP”), and the Plan incorporates by reference herein the terms of the LTIP. Unless otherwise defined in the Plan, capitalized terms used in the Plan shall have the meanings assigned to them in the LTIP.

(c)       Eligibility. Except as otherwise determined by the Board, each Director is eligible to participate in the Plan.

(d)       Definitions.

(i)       “Board” means the Board of Directors of the Company.

(ii)       “Deferral” means a Deferred Retainer or a Deferred RSU.

(iii)       “Deferral Date” means (x) with respect to a Director’s Deferred Retainer, the date on which the corresponding Retainer was scheduled to be to paid to such Director, or (y) with respect to a Director’s Deferred RSU, the date on which the Shares covered by the corresponding RSU were scheduled to be issued to such Director, in either case had such Director not deferred such Retainer or RSU.

(iv)       “Deferred Retainer” means a Retainer that is deferred by a Director pursuant to Section 3.

(v)       “Deferred RSU” means an RSU that is deferred by a Director pursuant to Section 3.

(vi)        “Disability” means that a Director (x) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (y) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

(vii)       “Retainer” means a cash retainer payable to a Director for service on the Board.

(viii)       “RSU” means an Award of Restricted Stock Units granted to a Director pursuant to Section 6(c) of the LTIP

Section 2. Administration.

(a)       The Plan shall be administered by the Board, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding on all Persons, including the Company and any Affiliate, Director, beneficiary or stockholder.

(b)       The Board may delegate to any Person such duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by law or regulation. In administering the Plan, the Board may employ attorneys, consultants, accountants or other Persons, and the Company and the Board shall be entitled to rely on the advice or opinions of any such Persons. All ordinary and reasonable expenses of the Board shall be paid by the Company.

Section 3. Deferral Elections.

(a)       Election Forms.

(i)       A Director may elect to defer receipt of a Retainer or RSU pursuant to a form approved by the Board and filed with the Secretary of the Company (an “Election Form”). Each Election Form will remain in effect until superseded or revoked pursuant to Section 3(c) or (d).

(ii)       An Election Form may provide for a Director to elect to receive distribution of such Director’s Deferral at the following times or such other times as are determined by the Board and consistent with Section 409A of the Code (but in no event earlier than the applicable Deferral Date): (x) a specified date, (y) cessation of such Director’s service on the Board or (z) the earlier or the later of a specified date or cessation of such Director’s service on the Board.

(b)       Initial Elections.

(i)       An Election Form shall apply to any Retainer that is paid or any RSU that is granted to a Director for any period of service that commences following the year in which such Election Form is filed.

(ii)       Notwithstanding Section 3(b)(i), a Director who first becomes eligible to participate in the Plan (including any other plan that is required to be treated as a single plan with the Plan under Section 409A of the Code) may file an Election Form during the

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first 30 days of such eligibility; provided that such Election Form shall apply only to any Retainer that is paid or any RSU that is granted to such Director for any period of service that commences after the date that such Election Form is filed.

(iii)       Notwithstanding Sections 3(b)(i) and (ii), if a Director elects, pursuant to an Election Form, to defer a Retainer to a date that is not later than December 31 of the year in which such Retainer otherwise would have been paid to such Director, such Election Form shall apply to any Retainer that is paid to such Director following the date on which such Election Form is filed.

(c)       Subsequent Elections. A Director who has an Election Form on file with the Company may file with the Secretary of the Company a subsequent Election Form at any time. Such Election Form shall apply to any Retainer that is paid or any RSU that is granted to such Director for any period of service that commences following the year in which such Election Form is filed.

(d)       Revoking Elections. A Director may revoke an Election Form at any time by providing written notice to the Secretary of the Company. Such revocation shall apply to any Retainer that is paid or any RSU that is granted to such Director for any period of service that commences following the year in which such Election Form is filed. Notwithstanding the foregoing, if the original Election Form provided for deferral of such Director’s Retainer to a date that is not later than December 31 of the year in which such Retainer otherwise would have been paid to such Director, such revocation shall apply to any Retainer that is paid to such Director following the date on which such Director provides written notice thereof to the Secretary of the Company.

(e)       Redeferrals. Not less than 12 months prior to the date on which a Deferral is scheduled to be distributed to a Director, such Director may elect to redefer such Deferral to a date that is not less than five years after the scheduled distribution date. Such redeferral election shall be made in an Election Form approved by the Board and filed with the Secretary of the Company.

(f)       Vesting. Each Deferral shall be fully vested and non-forfeitable at all times from the applicable Deferral Date.

Section 4. Distributions.

(a)       Regular Distribution Date. Subject to this Section 4, distribution with respect to a Director’s Deferral shall be made to such Director in a lump sum payment at the time specified in the applicable Election Form.

(b) Change in Control, Death and Disability. All of a Director’s Deferrals shall be distributed to such Director on a Change in Control or such Director’s death or Disability.

(c)       Unforeseeable Emergency. The Board, in its sole discretion, may accelerate the distribution of a Director’s Deferral if such Director experiences an unforeseeable emergency; provided that such distribution complies with Section 409A of the Code. To request such a distribution, a Director must file an application with the Board and furnish such supporting

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documentation as the Board may require. Such application shall specify the basis for the distribution and the amount to be distributed. If such request is approved by the Board, distribution shall be made in a lump sum payment as soon as administratively practicable, but not more than 30 days, following such approval.

(d)       Specified Employees. If the Board considers a Director to be one of the Company’s “specified employees” under Section 409A of the Code at the time of such Director’s cessation of service on the Board, any distribution that otherwise would be made to such Director with respect to a Deferral as a result of such cessation of service shall not be made until the date that is six months after such cessation of service, except to the extent that earlier distribution would not result in such Director’s incurring interest or additional tax under Section 409A of the Code.

Section 5. Amount of Distribution.

(a)       Each Deferral shall be notionally invested in Shares from the applicable Deferral Date through the applicable distribution date. In the case of a Deferred Retainer, the initial number of such notional Shares shall be determined by dividing the amount of the corresponding Retainer by the closing price of a Share on the Deferral Date or by such other calculation method as is determined by the Board. In the case of a Deferred RSU, the initial number of such notional Shares shall be the number of Shares covered by the corresponding RSU. Each Deferral shall be allocated to a separate bookkeeping account (an “Account”) established and maintained by the Board to record the number of Shares in which such Deferral is notionally invested.

(b)       With respect to the period beginning on the Deferral Date applicable to a Director’s Deferral and ending on the distribution date applicable to such Deferral, such Director shall receive a cash payment with respect to any cash dividend that would have been paid on a number of outstanding Shares equal to the number of notional Shares credited to the applicable Account as of the applicable dividend record date. Each such payment shall be made on the date on which the applicable dividend is paid to holders of Shares generally or such other date as is determined by the Board.

(c)       In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Accounting Standards Codification Topic 718 (or any successor thereto), or otherwise affects the Shares, then the Board shall adjust the number and type of securities or other property (including cash) payable with respect to outstanding Deferrals in a manner that is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)       On the distribution date applicable to a Director’s Deferral, such Director shall receive that number of Shares equal to the number of notional Shares credited to the applicable Account as of such distribution date; provided that cash shall be distributed in lieu of any fractional Shares.

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Section 6. General Provisions Applicable to Deferrals.

(a)       Except as provided by the Board, no Deferral and no right under any Deferral, shall be assignable, alienable, saleable or transferable by a Director otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board, a Director may, in the manner established by the Board, designate a beneficiary or beneficiaries to exercise the rights of the Director with respect to a Deferral on the death of the Director. Each Deferral, and each right under any Deferral, shall be exercisable, during the Director’s lifetime, only by the Director or, if permissible under applicable law, by the Director’s guardian or legal representative. No Deferral, and no right under any Deferral, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(b)       All Shares or other securities delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange on which such Shares or other securities are then listed, and any applicable federal, state or local securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 7. Amendments and Termination.

(a)       The Board, in its sole discretion, may amend, suspend or discontinue the Plan or any Deferral at any time; provided that no such amendment, suspension or discontinuance shall reduce the accrued benefit of any Director except to the extent necessary to comply with any provision of federal, state or other applicable law. The Board further has the right, without a Director’s consent, to amend or modify the terms of the Plan and such Director’s Deferrals to the extent that the Board deems it necessary to avoid adverse or unintended tax consequences to such Director under Section 409A of the Code.

(b)       The Board, in its sole discretion, may terminate the Plan at any time, as long as such termination complies with then applicable tax and other requirements. Distributions of Deferrals outstanding under the Plan as of the date on which the Plan is terminated will be made in a lump sum payment 12 months after such termination, unless the right to receive a distribution in accordance with the terms of the Plan would occur before the end of such 12-month period, in which case distribution will be made in accordance with the terms of the Plan.

(c)       Such other changes to Deferrals shall be permitted and honored under the Plan to the extent authorized by the Board and consistent with Section 409A of the Code.

Section 8. Miscellaneous.

(a)       No Rights to Participation. No Director or other Person shall have any claim to be entitled to make a deferral under the Plan, and there is no obligation for uniformity of treatment of Directors or beneficiaries under the Plan. The terms and conditions of deferrals under the Plan need not be the same with respect to each Director.

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(b)       Withholding. The Company or any Subsidiary shall be authorized to withhold from any Deferral the amount (in cash, Shares or other securities) of taxes required or permitted to be withheld (up to the maximum statutory tax rate in the relevant jurisdiction) in respect of such Deferral and to take such other action as may be necessary or appropriate in the opinion of the Company or Subsidiary to satisfy withholding taxes.

(c)       No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)       No Right to Continued Service. The opportunity to make a Deferral under the Plan shall not be construed as giving a Director the right to be retained in the service of the Board or the Company. A Director’s Deferral under the Plan is not intended to confer any rights on such Director except as set forth in the Plan. The Company expressly reserves the right at any time to replace or not to renominate a Director without any liability for any claim against the Company for any payment or distribution except to the extent provided for in the Plan.

(e)       Rights as a Stockholder. A Director will have no rights as a stockholder unless and until Shares are issued hereunder and such Director becomes the holder of record of such Shares.

(f)       Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law without regard to conflict of law.

(g)       Severability. If any provision of the Plan or any Election Form is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person, or would disqualify the Plan or any Deferral under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or such Deferral, such provision shall be stricken as to such jurisdiction, Person or Deferral, and the remainder of the Plan and such Election Form shall remain in full force and effect.

(h)       Unfunded Status of the Plan. The Plan is unfunded. The Plan, together with the applicable Election Form, shall represent at all times an unfunded and unsecured contractual obligation of the Company. Each Director and beneficiary will be an unsecured creditor of the Company with respect to all obligations owed to them under the Plan. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of its creditors. No Director or beneficiary will have any interest in any fund or in any specific asset of the Company of any kind, nor shall any Director or beneficiary or any other Person have any right to receive any payment or distribution under the Plan except as, and to the extent, expressly provided in the Plan and the applicable Election Form. The Company will not segregate any funds or assets to provide for any distribution under the Plan. Any reserve or other asset that the Company may establish or acquire to assure itself of the funds to provide payments

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required under the Plan shall not serve in any way as security to any Director or beneficiary for the Company’s performance under the Plan.

(i)       Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)       Indemnification. Subject to requirements of Delaware State law, each individual who is or shall have been a member of the Board, or a Person to whom authority was delegated in accordance with Section 2(b), shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed on or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her; provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k)       Section 409A of the Code. With respect to Deferrals that are subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Election Form shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any Election Form would otherwise frustrate or conflict with this intent, such provision will be interpreted and deemed amended so as to avoid such conflict.

(l)       Effective Date of the Plan. The Plan shall be effective as of the date on which the Plan is adopted by the Board.

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